EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS THIRD QUARTER 2015 OPERATING RESULTS

Santa Clara, Calif.—October 28, 2015—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the third quarter of 2015.

Results for the three months ended September 30, 2015:

•	Total revenue was $86.5 million, compared to $87.1 million in third quarter of 2014.

•	Reported revenue decreased 0.6%, however, increased 3.6% on a constant currency basis.

•
GAAP net loss was $5.3 million, or $0.07 per diluted share, as compared to a GAAP net income of $2.4 million, or $0.03 per diluted share, in the third quarter of 2014, a decrease of $7.7 million or $0.10 per diluted share.

•	On October 9, 2015, we entered into a settlement agreement with Enzo Life Sciences, Inc. ("Enzo") and agreed to pay $10.0 million with respect to the lawsuit filed by Enzo in April 2012.

•
Non-GAAP net income was $8.0 million, or $0.10 per diluted share, compared to a non-GAAP net income of $6.3 million, or $0.08 per diluted share, for the third quarter of 2014. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $107.6 million, short term investments were $30.0 million and senior debt was $20.0 million as of September 30, 2015.

•
On October 28, 2015, we entered into a five-year Senior Credit Facility Agreement with Bank of America in an aggregate amount of $100.0 million of revolving commitment. We borrowed $20.0 million under this Senior Credit Facility and used the proceeds to pay off all of our outstanding senior debt under our credit agreement entered into in 2012.

Product revenue for the third quarter of 2015 was $80.0 million and service and other revenue was $6.5 million. This compares to product revenue of $78.1 million and service and other revenue of $9.0 million in the third quarter of 2014. Product revenue for the third quarter of 2015 included consumable revenue of $75.7 million and instrument revenue of $4.3 million. Product revenue for the third quarter of 2014 included consumable revenue of $73.7 million and instrument revenue of $4.4 million.

Total GAAP gross margin was 64%, as compared to 59% in the same period of 2014. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets, non-GAAP gross margin for the third quarter of 2015 was 65% compared to 61% in the same period of 2014. This improvement was driven by higher sales as well as favorable manufacturing variances in the quarter. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the third quarter of 2015, operating expenses were $59.5 million on a GAAP basis as compared to $46.6 million in the same period of 2014. GAAP operating expenses included $10.0 million of litigation settlement. Excluding non-GAAP adjustments, such as litigation costs and the amortization of acquired intangible assets, non-GAAP operating expenses for the third quarter of 2015 were $47.4 million, compared to an adjusted total of $44.1 million in the same period of 2014. The increase was primarily caused by higher headcount and associated compensation. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

“We generated strong growth in our clinical and eBioscience businesses in Q3 which grew by more than 30% and 11% respectively, the strongest organic growth for eBioscience since we completed the acquisition more than three years ago,” stated Frank Witney, President and CEO. “We reiterate our FY15 guidance for mid-single digit revenue growth. As a result of our strong gross margin and continued cost controls, we are raising our adjusted EBITDA guidance to 18-20% for 2015.”

Recent developments:

•
The Green Super Rice project selected the Company’s Axiom Solution as the genotyping platform-of-choice which it will use it to build a genotyping program for large-scale molecular breeding activities within the international rice research community. The goal of this project, which is coordinated by the Chinese Academy of Agricultural Sciences and funded by the by the Chinese government and the Bill & Melinda Gates Foundation, is to develop at least fifteen new rice varieties and deliver them to small-hold farmers in 16 countries in Africa and Asia within the next three years. The long-term objective of the project is to benefit at least 20 million resource-limited rice farmers and to boost rice productivity by 20% in the target countries.

•
Introduced the Axiom® Transplant Genotyping Array, designed in collaboration with an international team of surgeons and scientists for research studies to improve transplantation success and individualize donor/patient selection and treatment. The array includes more than 30,000 variants that may contribute to transplant rejection or other complications. Researchers will also find the array useful in the study of immunology, disease and drug treatments; meta-analyses may be conducted, combining data with other genotype databases such as the UK Biobank cohort, a collection of more than 500,000 volunteers genotyped using the Affymetrix UK Biobank Axiom Array.

•
The Company signed a distribution agreement under which eBioscience, a business unit of Affymetrix, will sell Luminex’s MAGPIX®, Luminex® 200™ and FLEXMAP 3D® multiplexed assay platforms in specified countries in the Americas, Asia and Europe. Affymetrix will sell the Luminex instruments together with ProcartaPlex® multiplexed immunoassays and QuantiGene® Plex multiplexed quantitative gene expression assays, offering complete solutions to customers working in the fields of drug discovery and development, immuno-oncology and translational research. Through the first nine months of 2015 the ProcartaPlex and QuantiGene products lines have grown by 30% and 15% respectively.

•
The Company expanded its QuantiGene® Single-plex assay for PCR-free gene expression measurement to include a 384-well format that is easily automatable for high-throughput compound screening. The easy-to-use, high-sensitivity assay measures gene expression with minimal sample preparation, using branched DNA for signal amplification.

Affymetrix will host a conference call on Wednesday, October 28, 2015 at 2:00 p.m. PT to review its operating results for the third quarter of 2015. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on October 28, 2015 until 8:00 p.m. PT on November 4, 2015 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 13621453. An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 94,500 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,200 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.
All statements in this press release that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are "forward-looking statements" within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding our strategic initiatives, market expectations, integration of and synergies related to eBioscience, anticipated product and revenue growth, financial strength and regulatory environment, as well as all other "expectations," "beliefs," "hopes," "intentions," "strategies" and words of similar import and the negatives thereof. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those discussed in “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of the press release. Unless required by law, we do not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net income (loss) and net income (loss) per share as well as its total gross margin and operating expenses for the third quarter of 2015 and 2014 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the third quarter of 2015 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our management uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30, 2015	December 31, 2014
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$107,593	$79,923
Short-term investments	30,000	—
Accounts receivable, net	47,849	46,896
Inventories, net—short-term portion	53,391	50,676
Deferred tax assets—short-term portion	3,709	3,778
Prepaid expenses and other current assets	8,580	9,197
Total current assets	251,122	190,470
Property and equipment, net	21,365	18,087
Inventories, net—long-term portion	4,816	5,956
Goodwill	155,515	156,178
Intangible assets, net	106,374	106,183
Deferred tax assets—long-term portion	306	303
Other long-term assets	7,802	9,371
Total assets	$547,300	$486,548

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$59,392	$53,063
Current portion of long-term debt	4,000	4,000
Deferred revenue—short-term portion	7,534	9,210
Total current liabilities	70,926	66,273
Deferred revenue—long-term portion	2,236	2,372
4.00% notes	105,000	105,000
Term loan—long-term portion	15,950	18,950
Other long-term liabilities	20,694	21,626
Total liabilities	214,806	214,221
Stockholders’ equity:
Common stock	799	743
Additional paid-in capital	843,120	781,747
Accumulated other comprehensive income	(7,930)	(612)
Accumulated deficit	(503,495)	(509,551)
Total stockholders’ equity	332,494	272,327
Total liabilities and stockholders’ equity	$547,300	$486,548

Note 1:
The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE:
Product sales	$80,041	$78,069	$239,305	$227,644
Services and other	6,489	9,017	24,909	27,845
Total revenue	86,530	87,086	264,214	255,489
COSTS AND EXPENSES:
Cost of product sales	26,760	29,140	81,501	89,211
Cost of services and other	4,257	6,426	15,284	19,358
Research and development	13,003	12,926	38,035	37,443
Selling, general and administrative	36,526	33,718	107,599	108,546
Litigation settlement	10,000	—	10,000	5,100
Total costs and expenses	90,546	82,210	252,419	259,658
Income (loss) from operations	(4,016)	4,876	11,795	(4,169)
Other income (expense), net	74	(1,008)	(324)	703
Interest expense	1,468	1,595	4,422	4,972
Income (loss) before income taxes	(5,410)	2,273	7,049	(8,438)
Income tax expense (benefit)	(74)	(111)	993	563
Net income (loss)	$(5,336)	$2,384	$6,056	$(9,001)

Basic net income (loss) per common share	$(0.07)	$0.03	$0.08	$(0.12)
Diluted net income (loss) per common share	$(0.07)	$0.03	$0.07	$(0.12)

Shares used in computing basic net income (loss) per common share	79,856	73,413	77,930	72,955
Shares used in computing diluted net income (loss) per common share	79,856	76,315	80,908	72,955

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net income (loss) - basic and diluted	$(5,336)	$2,384	$6,056	$(9,001)
Amortization of inventory fair value adjustment	—	—	—	4,666
Amortization of acquired intangible assets	3,358	3,913	10,304	12,593
Litigation settlement	10,000	—	10,000	5,100
Non-GAAP net income - basic and diluted	$8,022	$6,297	$26,360	$13,358

Non-GAAP basic net income per common share	$0.10	$0.09	$0.34	$0.18
Non-GAAP diluted net income per common share	$0.10	$0.08	$0.33	$0.18

Shares used in computing Non-GAAP basic net income per common share	79,856	73,413	77,930	72,955
Shares used in computing Non-GAAP diluted net income per common share (Note 1)	79,856	76,315	80,908	72,955

Note 1:	Weighted average shares outstanding includes the dilutive effect, if any, of employee stock options, employee stock purchase plan, and restricted stock awards.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
GAAP total gross margin	$55,513	64%	$51,520	59%	$167,429	63%	$146,920	58%
Amortization of inventory fair value adjustment	—	—%	—	—%	—	—%	4,666	2%
Amortization of acquired intangible assets	1,253	1%	1,352	2%	3,768	1%	4,073	1%
Non-GAAP total gross margin	$56,766	65%	$52,872	61%	$171,197	64%	$155,659	61%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total GAAP operating expenses	$59,529	$46,644	$155,634	$151,089
Amortization of acquired intangible assets	(2,105)	(2,561)	(6,536)	(8,520)
Litigation settlement	(10,000)	—	(10,000)	(5,100)
Total Non-GAAP operating expenses	$47,424	$44,083	$139,098	$137,469

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP ADJUSTED EBITDA AS PERCENTAGE OF REVENUE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net income (loss)	$(5,336)	$2,384	$6,056	$(9,001)
Depreciation and amortization	5,348	7,318	16,222	23,844
Amortization of inventory fair value adjustment	—	—	—	4,666
Interest expense, net	1,430	1,588	4,399	4,919
Income tax provision	(74)	(111)	993	563
EBITDA	1,368	11,179	27,670	24,991

Adjustments to EBITDA:
Share-based compensation	3,655	3,164	10,943	9,436
(Gain) loss on foreign currency	(19)	1,472	912	1,807
Litigation charges	10,967	801	11,279	9,160
(Gain) loss on sales of securities	1	(444)	(53)	(1,684)
Other adjustments	(18)	(14)	(532)	(772)
Adjusted EBITDA	$15,954	$16,158	$50,219	$42,938

Revenue	$86,530	$87,086	$264,214	$255,489

Adjusted EBITDA as percentage of revenue	18%	19%	19%	17%